                                                                    Exhibit 99.8

                      AMENDMENT TO PARTICIPATION AGREEMENT
                                As of May 3, 2004
                                  by and among
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                          SAFECO Life Insurance Company
                             SAFECO Securities, Inc.

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us") and SAFECO Life Insurance Company ("you") and SAFECO Securities, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                               A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Section 2.1.6 of the Agreement is hereby amended to add the following sentence at the end of the section:

     "Without limiting the foregoing, you agree that in recommending to a Contract owner the purchase, sale or exchange of any subaccount units under the Contracts, you shall have reasonable grounds for believing that the recommendation is suitable for such Contract owner."

2.   A new Section 2.1.12 is hereby added to the Agreement as follows:

               "2.1.12 As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT
     Act)."

3. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following Section 3:

     "3.  PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

          3.1  AVAILABILITY OF TRUST PORTFOLIO SHARES

               3.1.1 We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.

               3.1.2   Without limiting the other provisions of this
     Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust's transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust's prospectus) and the Trust's restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern.

               3.1.3 We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

          3.2  MANUAL OR AUTOMATED PORTFOLIO SHARE TRANSACTIONS

               3.2.1   Section 3.3 of this Agreement shall govern and
     Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, "share transactions") via the

     Fund/SERV and Networking systems of the National Securities Clearing Corporation ("NSCC"). The address for you to send such written notice shall be: Retirement Services, Franklin Templeton Investments, 910 Park Place, 1st Floor, San Mateo, California 94403-1906. After giving ten (10) days' advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

               3.2.2   At any time when, pursuant to the preceding paragraph,
     Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days' advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.

          3.3  MANUAL PURCHASE AND REDEMPTION

               3.3.1 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the
      Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1. All Instructions we receive from you after 9 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.

               3.3.2 We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).

               3.3.3 You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is 6:00 p.m. Eastern Time, on the Business Day following the Business Day as of which such purchases orders are made.

               3.3.4 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

               3.3.5 Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

               3.3.6 We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

               3.3.7 Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

          3.4  AUTOMATED PURCHASE AND REDEMPTION

               3.4.1 "Fund/SERV" shall mean NSCC's Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically; and "Settling Bank" shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.

               3.4.2 You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios ("Instructions"). "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. "Close of Trading" shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.

               3.4.3 On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day ("Day 1") shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive Instructions from Fund/SERV by 6:30 a.m. Eastern Time on the next Business Day ("Day 2"). You represent and warrant that orders received in good order and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to Fund/SERV as if received on Day 2. Such orders shall receive the share price next calculated following the Close of Trading on Day 2. All Instructions we receive from Fund/SERV after 6:30 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the close of trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1, and periodically monitor the systems to determine their effectiveness. Subject to your compliance with the foregoing, you will be considered the designee of the Underwriter and the Portfolios, and the Business Day on which Instructions are received by you in proper form prior to the Close of Trading will be the date as of which shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Dividends and capital gain distributions will be automatically reinvested at net asset value in accordance with the Portfolio's then current prospectus.

               3.4.4 We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC's Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.

               3.4.5 You will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

               3.4.6 We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust's prospectus and statement of additional information.

               3.4.7 Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

               3.4.8 We shall furnish through NSCC's Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

               3.4.9 All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be "confirmed" by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.

               3.4.10 All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter's profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.

               3.4.11 If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.

               3.4.12 In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.

               3.4.13 These procedures are subject to any additional terms in each Portfolio's prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.

               3.4.14 Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

               3.4.15 You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking;
     (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC."

4.   A new Section 6.7 is hereby added to the Agreement as follows:

          "6.7 You agree that any posting of Portfolio prospectuses on your website will result in the Portfolio prospectuses: (i) appearing identical to the hard copy printed version; (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; and (iv) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Portfolio prospectuses is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic use of fund prospectuses. The format of such presentation, the script and layout for any website that mentions the Trust, the Underwriter, an Adviser or the Portfolios shall be routed to us as sales literature or other promotional materials, pursuant to Section 6 of this Agreement.

          In addition, you agree to be solely responsible for maintaining and updating the Portfolio prospectuses' PDF files (including prospectus supplements) and removing and/or replacing promptly any outdated prospectuses, as necessary, ensuring that any accompanying instructions by us, for using or stopping use are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Portfolio prospectuses on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures."

5.   A new Section 6.8 is hereby added to the Agreement as follows:

          "6.8 Each of your and your distributor's registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the "Site") as provided herein: (i) upon registration by such individual on a Site; (ii) if you cause a Site Access Request Form (an "Access Form") to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement; or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, "Access Code"). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an "Authorized User."

          We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users') use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site ("Site Terms"), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered "services" required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency."

6. A new paragraph is added at the end of Section 10.8 of the Agreement as follows:

          "Each party to this Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements."

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment.

The Company:                               SAFECO Life Insurance Company

                                           By:
                                               --------------------------------------
                                           Name:
                                           Title:


The Trust:                                 FRANKLIN TEMPLETON VARIABLE INSURANCE
                                           PRODUCTS TRUST

     ONLY ON BEHALF OF
     EACH PORTFOLIO LISTED
     ON SCHEDULE C OF
     THE AGREEMENT.                        By:
                                               --------------------------------------
                                           Name:  Karen L. Skidmore
                                           Title: Assistant Vice President


The Underwriter:                           FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                           By:
                                               --------------------------------------
                                           Name:  Philip J. Kearns
                                           Title: Vice President


The Distributor:                           SAFECO Securities, Inc.


                                           By:
                                              ---------------------------------------
                                           Name:
                                           Title:

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
              Franklin Templeton Variable Insurance Products Trust
                      Franklin/Templeton Distributors, Inc.
                         Symetra Life Insurance Company
                   (Formerly "SAFECO Life Insurance Company")
                            Symetra Securities, Inc.
                      (Formerly "SAFECO Securities, Inc.")

The participation agreement, dated as of May 1, 2000, by and among Franklin Templeton Variable Insurance Products Trust, Franklin/Templeton Distributors, Inc., Symetra Life Insurance Company (formerly "SAFECO Life Insurance Company") and Symetra Securities, Inc. (formerly "SAFECO Securities, Inc.") (the "Agreement") is hereby amended as follows:

1. Effective September 1, 2004, SAFECO Life Insurance Company and SAFECO Securities, Inc. changed their names to Symetra Life Insurance Company and Symetra Securities, Inc., respectively.

2. Schedules A, B, C, D, F and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D, F and G attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is dated as of October ____, 2004

FRANKLIN TEMPLETON VARIABLE                                     SYMETRA LIFE INSURANCE COMPANY
INSURANCE PRODUCTS TRUST

By:                                                             By:
   --------------------------------------                          --------------------------------
Name: Karen L. Skidmore                                         Name: Scott L. Bartholomaus
Title: Assistant Vice President                                 Title: Vice President


FRANKLIN/TEMPLETON DISTRIBUTORS, INC.                           SYMETRA SECURITIES, INC.


By:                                                             By:
    --------------------------------------                          -------------------------------
Name: Scott M. Lee                                              Name: Scott L. Bartholomaus
Title: Senior Vice President                                    Title: Vice President

                                   SCHEDULE A

                         THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Symetra Life Insurance Company
5069 154th Place NE
Redmond, WA 98052

An insurance company organized under Washington laws.

THE DISTRIBUTOR

Symetra Securities, Inc.
4854 154th Place NE
Redmond, WA 98052

A corporation organized under Washington laws.

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

1.   Name:                          Symetra Separate Account C
     Date Established:              February 11, 1994
     SEC Registration Number:       811-8052

2.   Name:                          Symetra Separate Account SL
     Date Established:              November 6, 1986
     SEC Registration Number:       811-04909 / 333-30329

3.   Name:                          Symetra Resource Variable Account B
     Date Established:              February 6, 1986
     SEC Registration Number:       811-4716

4.   Name:                          Symetra SAFEFLEX Separate Account D
     Date Established:              March 12, 1993
     SEC Registration Number:       Not Applicable

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

PORTFOLIO OF THE TRUST                                  INVESTMENT ADVISER
----------------------                                  ------------------
Franklin Small Cap Fund - Class 2                       Franklin Advisers, Inc.
Franklin U.S. Government Fund - Class 2                 Franklin Advisers, Inc.
Mutual Shares Securities Fund - Class 2                 Franklin Mutual Advisers, LLC
Templeton Developing Markets Securities Fund Class 2    Templeton Asset Management Ltd.
Templeton Growth Securities Fund - Class 2              Templeton Global Advisors Limited
Franklin Income Securities Fund - Class 2               Franklin Advisers, Inc.

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

                        PRODUCT NAME              SEPARATE ACCOUNT NAME
 #    INSURANCE        REGISTERED Y/N                 REGISTERED Y/N
       COMPANY    1933 ACT #, STATE FORM ID           1940 ACT #                CLASSES OF SHARES AND PORTFOLIOS
---------------------------------------------------------------------------------------------------------------------
 1    Symetra     Premier Accumulation Life     Symetra Separate Account      CLASS 2 SHARES:
      Life        VUL                           SL                            Franklin Small Cap Fund
      Insurance   Yes                           Yes                           Franklin U.S. Government Fund
      Company     1933 Act #: 333-30329         811-04909                     Mutual Shares Securities Fund
                  Form No.: LP-9228EP 11/96                                   Templeton Developing Markets Securities
                                                                              Fund
                                                                              Templeton Growth Securities Fund
                                                                              Franklin Income Securities Fund

 2    Symetra     SAFECO  Safeflex Group VA     Symetra SAFEFLEX Separate     CLASS 2 SHARES:
      Life        Not Registered                Account D                     Franklin Small Cap Fund
      Insurance   LPC-333 6/92                  No                            Franklin U.S. Government Fund
      Company     LPC-1289 2/01                 N/A                           Mutual Shares Securities Fund
                  LPC-1292 2/01                                               Templeton Developing Markets Securities
                  (and any State specific                                     Fund
                  variations)                                                 Templeton Growth Securities Fund
                                                                              Franklin Income Securities Fund

 3    Symetra     Spinnaker                      Symetra Separate Account C   CLASS 2 SHARES:
      Life        Yes                            Yes                          Franklin Income Securities Fund
      Insurance   1933 Act #: 33-69712           811-8052                     Franklin Small Cap Fund
      Company     LPC-412 7/93                                                Franklin U.S. Government Fund
                  (and any State specific                                     Mutual Shares Securities Fund
                  variations)                                                 Templeton Developing Markets Securities
                                                                              Fund
                                                                              Templeton Growth Securities Fund

 4    Symetra     Spinnaker Plus                 Symetra Resource Variable    CLASS 2 SHARES:
      Life        Yes                            Account B                    Franklin Income Securities Fund
      Insurance   1933 Act #: 33-69600           Yes                          Franklin Small Cap Fund
      Company     LPC 417 7/93                   811-4716                     Franklin U.S. Government Fund
                  (and any State specific                                     Mutual Shares Securities Fund
                  variations)                                                 Templeton Developing Markets Securities
                                                                              Fund
                                                                              Templeton Growth Securities Fund

 5    Symetra     Spinnaker Advisor              Symetra Separate Account C   CLASS 2 SHARES:
      Life        Yes                            Yes                          Franklin Income Securities Fund
      Insurance   1933 Act #:333-41622           811-8052                     Franklin Small Cap Fund
      Company     LPC-1156 3/00                                               Franklin U.S. Government Fund
                  LPC-1157 3/00                                               Mutual Shares Securities Fund
                  LPC-1158 3/00                                               Templeton Developing Markets Securities
                  LPC-1159 3/00                                               Fund
                  (and any State specific                                     Templeton Growth Securities Fund
                  variations)

                                   SCHEDULE F

                                RULE 12b-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

               PORTFOLIO NAME                             MAXIMUM ANNUAL PAYMENT RATE
               --------------                             ---------------------------
     Franklin Income Securities Fund                                 0.25%
     Franklin Small Cap Fund                                         0.25%
     Franklin U.S. Government Fund                                   0.25%
     Mutual Shares Securities Fund                                   0.25%
     Templeton Developing Markets Securities Fund                    0.25%
     Templeton Growth Securities Fund                                0.25%

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule

12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

     To the Company:                    Symetra Life Insurance Company
                                        5069 154th Place NE
                                        Redmond, WA 98052
                                        Attention:  Jacqueline M. Veneziani, Counsel

     To the Distributor:                Symetra Securities, Inc.
                                        4854 154th Place NE
                                        Redmond, WA 98052
                                        Attention: Jacqueline M. Veneziani, Counsel

     To the Trust:                      Franklin Templeton Variable Insurance Products Trust
                                        One Franklin Parkway, Bldg. 920, 2nd Floor
                                        San Mateo, California 94403
                                        Attention:  Karen L. Skidmore, Vice President

     To the Underwriter:                Franklin Templeton Distributors, Inc.
                                        One Franklin Parkway, Bldg. 910, 1st Floor
                                        San Mateo, California 94403
                                        Attention:  Scott M. Lee, Senior Vice President

     If to the Trust or Underwriter
     With a copy to:                    Murray Simpson, General Counsel
                                        Franklin Templeton Investments
                                        One Franklin Parkway, Bldg. 920, 2nd Floor
                                        San Mateo, California 94403

                             PARTICIPATION AGREEMENT

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST,

                      (NAME) INSURANCE AND ANNUITY COMPANY

                       PIONEER INVESTMENT MANAGEMENT, INC.

                                       AND

                         PIONEER FUNDS DISTRIBUTOR, INC.

     THIS AGREEMENT, made and entered into this (date), by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), (NAME) INSURANCE AND ANNUITY COMPANY, a (state) life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and PIONEER FUNDS DISTRIBUTOR, INC. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts.

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;

     WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including LESS
(NAME), which have entered into participation agreements with the Trust (the "Participating Insurance Companies");

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

     WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

     WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Contract" or, collectively, the "Contracts") which, if required by applicable law, will be registered under the 1933 Act;

     WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Contracts and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts may invest, is specified in Schedule A attached hereto as may be modified from time to time);

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

     WHEREAS, the Portfolios offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto;

     WHEREAS, PFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Portfolios to unit investment trusts such as the Accounts;

     WHEREAS, (underwriter name) ("Policy Underwriter"), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES

     1.1. PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article I until such time as they mutually agree to utilize the National Securities Clearing Corporation ("NSCC"). Upon such mutual agreement, PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems as set forth in Exhibit I.

     1.2 PFD agrees to sell to the Company those Shares which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) and which are available for purchase by such Accounts. Each such order will be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such orders by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.3. PFD agrees to make the Shares available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value in accordance with the rules of the SEC. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over PIM, PFD or the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Portfolio.

     1.4. The Trust and PFD will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder. The Company will not resell the Shares except to the Trust or its agents.

     1.5. The Trust agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract owners on that Business Day). Each such redemption request shall be executed on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such request for redemption by the time the Trust ordinarily calculates its net asset value as described from time to time in the Trust's prospectus (which as of the date of this Agreement is 4:00 p.m. New York time on such Business Day).

     1.6. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio and shall not be netted with respect to any Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.7 hereof.

     1.7. In the event of net purchases, the Company shall pay for the Shares by 11:00 a.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section
     1.2. hereof. Company shall transmit all such payments in federal funds by wire. If payment in federal funds for any purchase is not received or is received by the Trust after 11:00 a.m. on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses (including the cost of and any loss incurred by the Trust in unwinding any purchase of securities by the Trust) incurred by the Trust as a result of portfolio transactions effected by the Trust based upon such purchase request. In the event of net redemptions, the Trust ordinarily shall pay and transmit the proceeds of redemptions of Shares by 11:00 a.m. New York time on the next Business Day after a redemption order is received from the Company in accordance with Section 1.5. hereof, although the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules pomulgated thereunder. Payments for net redemptions shall be in federal funds transmitted by wire.

     1.8. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

     1.9. The Trust shall furnish notice (by wire or telephone, followed by written confirmation) no later than 7:00 p.m. New York time on the ex-dividend date to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable in cash or Shares on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such dividends and distributions.

     1.10. The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XII of this Agreement. A pricing error shall be corrected in accordance with the Trust's internal policies and procedures. If an adjustment is necessary to correct a material error that occurred through no fault of the Company and such adjustment has caused Contract owners to receive less than the number of Shares or redemption proceeds to which they are entitled, the number of Shares of the applicable Account will be adjusted and the amount of any underpayments will be paid by the Trust or PIM to the Company for crediting of such amounts to the Contract owners' accounts. Upon notification by PIM of any overpayment due to a material error, the Company shall promptly remit to the Trust or PIM, as appropriate, any overpayment that has not been paid to Contract owner; however, PIM acknowledges that the Company does not intend to seek additional payments form any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. The costs of correcting such adjustments shall be borne by the Trust or PIM unless the Company is at fault in which case such costs shall be borne by the Company.

ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

     2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law;
     (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company. At the time the Company is required to deliver the Trust's prospectus or statement of additional information to a purchaser of Shares in accordance with the requirements of federal or state securities laws, the Company shall distribute to such Contract purchasers the then current Trust prospectus, as supplemented.

     2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.3. The Company represents and warrants that Policy Underwriter, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and Policy Underwriter will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

     2.4. The Trust represents and warrants that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in compliance with the laws of Delaware and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

     2.5. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware. The Trust further represents that it has adopted a plan pursuant to Rule 12b-1 under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class II shares of certain of the Trust's Portfolios as permitted by applicable law and regulation.

     2.6. PFD represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. PFD represents that it will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.7. PIM represents and warrants that it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     2.8. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

     2.9. The Trust and PIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated form time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees that any amounts received under such bond relating to a claim arising under this Agreement will be held by the Company for the benefit of the Trust. The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.

     2.10. The Company represents and warrants, for purposes other than diversification under Section 817 of the Code, that the Contracts are currently at the time of issuance and, assuming the Trust meets the requirements of Article VI, will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

     3.1. At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust shall also provide the Company, at the Trust's expense, no less frequently than annually, copies of the Portfolios prospectuses in PDF format for use on the Company's and/or affiliated producer's websites.

     3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by the Shares. The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

     3.3. The Trust or its designee shall provide the Company free of charge, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The cost of distributing such documents shall be borne the Trust or its designee.

     3.4 The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

     3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

     3.6.   If and to the extent required by law, the Company shall:

            (a)   solicit voting instructions from Contract owners;

            (b) vote the Shares in accordance with instructions received from Contract owners; and

            (c) vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Contract owners;

     so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Contract owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to PFD or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM are named, at least five (5) Business Days prior to its use. No such material shall be used if PFD or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. PFD or its designee shall notify the Company within five (5) Business Days of receipt of its approval or disapproval of such materials.

     4.2. The Company shall not make any representation on behalf of the Trust, PIM, any other investment adviser to the Trust or any affiliate of PIM and shall not give any information on behalf of the Trust, PIM, any other investment adviser to the Trust, or any affiliate of PIM or concerning the Trust or any other such entity in connection with the sale of the Contracts other than the information contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM, PFD or their respective designees, except with the permission of the Trust, PIM or their respective designees. The Trust, PIM, PFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM, PFD or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM, PFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     4.3. PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. The Company shall notify PFD within five (5) Business Days of receipt of its approval or disapproval of such materials.

     4.4. The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts in connection with the sale of the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of the Contracts.

     4.5. The Company and the Trust shall provide, or shall cause to be provided, to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 1940 Act. However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Portfolios of the Trust in a list of investment options.

     4.7. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data, access to operating procedures that may be reasonably requesting in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

     4.8 Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Trust (and its Portfolios), PIM and PFD hereby each consents in connection with the marketing of the Contracts to the Company's use of their names or other identifying marks, including PIONEER INVESTMENTS(R) and Pioneer's sail logo, in connection with the marketing of the Contracts. The Trust, PIM or PFD or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Portfolios of the Trust cease to be available through the Company. Except as set forth in the previous sentence, the Company will not cause or permit, without prior written permission, the use, description or reference to a Pioneer party's name, or to the relationship contemplated in this Agreement, in any advertisement, or promotional materials or activities, including without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

ARTICLE V. FEES AND EXPENSES

     5.1. Neither the Trust, PIM nor PFD shall pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule B attached hereto, and the Company shall pay no fee or other compensation to the Trust, PIM or PFD under this Agreement. Notwithstanding the foregoing, the parties hereto will bear certain expenses under the provisions of this Agreement and shall reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts pursuant to this Agreement.

     5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses, reports to Shareholders and proxy materials to owners of Contracts and participants funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Contracts.

     5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Contracts and of distributing the Trust's Shareholder reports to Contract owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

     5.4. The Company agrees to provide certain administrative services, specified in Schedule B attached hereto, in connection with the arrangements contemplated by this Agreement. The parties intend that the services referred to in the Section 5.4 be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative serves and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

     6.1. The Trust and PIM represent and warrant that each Portfolio of the Trust in which an Account invests will meet the diversification requirements of Section 817(h)(1) of the Code and Treas. Reg. 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections), as if those requirements applied directly to each such Portfolio.

     6.2. The Trust and PIM represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision).

     6.3.   No Shares of the Trust will be sold directly to the general public.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

     7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in nay relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

     7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (E.G., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.

     7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

     7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six-month period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.5. If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trust's Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Until the end of the foregoing six (6) month period, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by
     Section 7.2 to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six
     (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

     8.1.   INDEMNIFICATION BY THE COMPANY

            The Company agrees to indemnify and hold harmless the Trust, PIM, PFD, any affiliates of PIM, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

            (b) arise out of or as a result of statements or representations not supplied by the Company or its designee, or persons under its control (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or in sales literature or other promotional material of the Trust and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

            (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

            (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

            (e) arise as a result of any failure by the Company to perform any of its obligations under this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.2.   INDEMNIFICATION BY PIM AND PFD

            PIM and PFD agree to indemnify and hold harmless the Company and Policy Underwriter and each of their trustees and officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Contracts and:

            (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

            (b) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, PIM, PFD or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

            (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM or PFD; or

            (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

            (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

            (f) arise as a result of any failure by PIM or PFD to perform any of their respective obligations under this Agreement;

     as limited by and in accordance with the provisions of this Article VIII.

     8.3. In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from
     (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

     8.4. Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     8.5.   Promptly after receipt by an Indemnified Party under this
     Section 8.5. of notice of commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     8.6. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article
     VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. NOTICE OF FORMAL PROCEEDINGS OR LITIGATION

            The Trust, PIM, PFD and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares. Each of the parties further agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of Shares. The indemnification provisions contained in this Article X shall survive any termination of this Agreement.

ARTICLE XI. TERMINATION

     11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

            (a) at the option of any party upon six (6) months' advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six
                  (6) months following the date of this Agreement; or

            (b) at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

            (c) at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

            (d) at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Trust, PIM or PFD under this Agreement or related to the sale of the Shares; provided that the party terminating this Agreement under this provision shall give notice of such termination to the other parties to this Agreement; or

            (e) at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Contracts for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

            (f) at the option of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (g) at the option of the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (h) at the option of any party to this Agreement, upon another unaffiliated party's material breach of any provision of or representation contained in this Agreement.

     11.2. The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

     11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

     11.4. Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.

     11.5. Notwithstanding any termination of this Agreement, the Trust and PFD shall, at the option of the Company, continue for a period not exceeding six (6) months to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided, however, that in the event of a termination pursuant to Section 11.1. (c), (f) or (h), the Trust, PIM and PFD shall at their option have the right to terminate immediately all sales of Shares to the Company. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

     11.6 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement

ARTICLE XII. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust:

            PIONEER VARIABLE CONTRACTS TRUST
            c/o Hale and Dorr
            60 State Street
            Boston, Massachusetts 02109
            Attn:  Joseph P. Barri, Secretary

     If to the Company:

            (NAME) INSURANCE AND ANNUITY COMPANY
            (address)
            (city, state and zip code)

            Attn:  (name, title)

     If to PIM:

            PIONEER INVESTMENT MANAGEMENT, INC.
            60 State Street
            Boston, Massachusetts 02109
            Attn:  Dorothy E. Bourassa, General Counsel

     If to PFD:

            PIONEER FUNDS DISTRIBUTOR, INC.
            60 State Street
            Boston, Massachusetts 02109
            Attn:  William A. Misata, Senior Vice President

ARTICLE XIII. MISCELLANEOUS

     13.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

            (a) "Confidential Information" includes without limitation all information regarding the customers of the Company, the Trust, PIM, PFD or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

            (b) Neither the Company, the Trust, PIM or PFD may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, PIM or PFD as set forth in this Agreement; and the Company, the Trust, PIM and PFD agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, PIM or PFD may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

            (c) The Company, the Trust, PIM and PFD agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the Company, the Trust, PIM and PFD further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this
                  Section 13.1.

     13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.5. The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.

     13.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.8. A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.

     13.9. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then, such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     13.10. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.

     13.11. The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them.

     13.12. No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between PIM and the Trust and PFD and the Trust.

     13.13. This Agreement, including any Schedules or Exhibits hereto, may be amended only by a written instrument executed by each party hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


                                 (NAME) INSURANCE AND ANNUITY COMPANY

                                 By its authorized officer,


                                 By:
                                     ------------------
                                        Name:
                                        Title:
                                        Date:

                                 PIONEER VARIABLE CONTRACTS TRUST,
                                 ON BEHALF OF THE PORTFOLIOS
                                 By its authorized officer and not individually,


                                 By:
                                     ------------------
                                     Joseph P. Barri
                                     Secretary
                                     Date:

                                 PIONEER INVESTMENT MANAGEMENT, INC.
                                 By its authorized officer,


                                 By:
                                     ------------------
                                     Daniel G. Geraci
                                     President and Chief Executive Officer
                                     Date:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT
                                  As of (date)

       NAME OF SEPARATE                                                     PORTFOLIOS AND
       ACCOUNT AND DATE                     CONTRACTS FUNDED               CLASS OF SHARES
ESTABLISHED BY BOARD OF DIRECTORS         BY SEPARATE ACCOUNT            AVAILABLE TO CONTRACTS
----------------------------------------------------------------------------------------------------
VARIABLE ANNUITY ACCOUNT ___,              VARIABLE ANNUITY            PIONEER ____ VCT PORTFOLIO
ESTABLISHED _____                                                        (CLASS I AND CLASS II)

VARIABLE ANNUITY ACCOUNT ___,              VARIABLE ANNUITY            PIONEER ____ VCT PORTFOLIO
ESTABLISHED _____                                                        (CLASS I AND CLASS II)

VARIABLE ANNUITY ACCOUNT ___,              VARIABLE ANNUITY            PIONEER ____ VCT PORTFOLIO
ESTABLISHED _____                                                        (CLASS I AND CLASS II)

VARIABLE LIFE ACCOUNT ___,                  VARIABLE LIFE
ESTABLISHED _____

                                   SCHEDULE B

1.   ADMINISTRATIVE SERVICES

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support - for both fund and annuity and life insurance information and questions, including:

     - Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD;
     -    Respond to Contract owner and participant inquires;
     - Delivery of both Trust and Contract prospectuses as required under applicable law;
     -    Entry of initial and subsequent orders;
     -    Transfer of cash to Portfolios;
     -    Explanations of Portfolio objectives and characteristics;
     -    Entry of transfers between Portfolios;
     -    Portfolio balance and allocation inquires; and
     -    Mail Trust proxies.

2.   ADMINISTRATIVE SERVICE FEES

For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.xx% of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and 0.xx% of the average aggregate net daily assets invested in the Class II Shares of the Portfolios through the Accounts at the end of each calendar quarter. Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.

3.   12b-1 DISTRIBUTION RELATED FEES (CLASS II SHARES ONLY)

In accordance with the Portfolios' plans pursuant to Rule 12b-1 under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of 0.xx% of the average daily net assets invested in the Class II shares of the Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Rule 12b-1 distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Portfolio and (i) distribution services are being provided pursuant to this Agreement and (ii) a Rule 12b-1 plan is in effect with respect to such Portfolio.

                                    EXHIBIT I
                                       TO
                             PARTICIPATION AGREEMENT

Procedures for Pricing and Order/Settlement Through National Securities Clearing
 Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and
                        Registration Verification System

1. As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

     (a) Distributor or the Funds will furnish to Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each business day that the Fund is open for business (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and Company.

     (b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to Company's or its affiliate's compliance with the foregoing, Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

     (c) Company or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

     (d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

     (e) With respect to (c) or (d) above, if Distributor does not send a confirmation of Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

     (f) If on any day Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

     (g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2. Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.